UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

OXIS INTERNATIONAL, INC.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware	000-08092	94-1620407
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)
___________________________
100 South Ashley Drive
Suite 600
Tampa, FL 33602
Phone: (800) 304-9888
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

(Former name, former address and former fiscal year, if changed since last report)

ITEM 3.02 Issuance of Unregistered Shares

Since May 27, 2016, the Registrant has issued at total of 2,179,163 shares of common stock (the “Shares”) to a total of eight entities or individuals.  The Shares were issued in exchange for the cancellation of debt in the total amount of $699,970 and interest in the total amount of $172,752.  The issuance was exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the same Act since the issuance of the Shares did not involve any public offering.  Following the issuances, the Registrant has a total of 23,986,774 shares of common stock issued and outstanding.

ITEM 8.01 Other Events

The Registrant has engaged Midam Ventures, LLC to provide public relations/investor relations services to Oxis for a six month period beginning on May 25, 2016. The scope of the engagement includes providing exposure and communications of Oxis corporate plans and developments to current and potential investors.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxis International, Inc.

Dated: June 3, 2016	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer